                                                                      Exhibit 23

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the following Registration Statements

     .    Form S-8, No. 333-76847, and
     .    Form S-8, No. 333-83998

of our report dated February 14, 2003, with respect to the consolidated financial statements of Trex Company, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                         /s/ Ernst & Young LLP

McLean, Virginia
March 17, 2003